     As filed with the Securities and Exchange Commission on April 9, 1997

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                              ___________________

                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                           41-0617000
    (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                          Identification No.)

         11840 Valley View Road
         Eden Prairie, Minnesota                                  55344
(Address of principal executive offices)                        (Zip Code)



                         SUPERVALU INC. 1997 STOCK PLAN
                            (Full title of the plan)

                               Teresa H. Johnson
               Associate General Counsel and Corporate Secretary
                                 SUPERVALU INC.
                             11840 Valley View Road
                         Eden Prairie, Minnesota 55344

                    (Name and address of agent for service)

                                 (612) 828-4000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed       Proposed
  Title of                              maximum        maximum
securities             Amount to       offering       aggregate      Amount of
  to be                   be           price per      offering      registration
registered            Registered        share(1)       price(1)         fee
--------------------------------------------------------------------------------
Common Stock
($1.00 par value)  2,000,000 shares     $29.4375      $58,875,000     $17,845
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the reported high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on April 4, 1997.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

               The following documents, which have been filed by SUPERVALU INC. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 24, 1996;

               (b) The Company's Quarterly Report on Form 10-Q for the quarters ending June 15, 1996; September 7, 1996; and November 30, 1996; and

               (c) The description of the Company's capital stock contained in any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

               Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

               Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

               Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

               Article Eighth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, (iv) for any transaction for which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when said Article Eighth became effective.

               Article IX of the Company's Restated Bylaws and the Company's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Company against certain liabilities.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

               No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.
          --------

               4.1 Restated Certificate of Incorporation is incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10-K for the year ended February 26, 1994.

               4.2 Restated Bylaws is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-3, Registration No. 33-52422.

               4.3 Rights Agreement dated as of April 12, 1989 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent, is incorporated by reference to Exhibit 1 to the Company's Form 8-K Report dated April 19, 1989.

               15.1 Letter from Deloitte & Touche LLP regarding Unaudited
                    Interim Financial Information.

               23.1 Consent of Deloitte & Touche LLP.

               24.1 Power of Attorney.

Item 9.   Undertakings.
          ------------

A.        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 9th day of April, 1997.

                                    SUPERVALU INC.

                                    By  /s/ Michael W. Wright
                                        ---------------------
                                    Michael W. Wright
                                    Chairman of the Board, President and
                                    Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of April, 1997.




          Signature                             Title
          ---------                             -----

/s/ Michael W. Wright                    Chairman of the Board, President,
------------------------------           Chief Executive Officer and Director
Michael W. Wright                        (principal executive officer)



/s/ Jeffrey C. Girard                    Executive Vice President and Chief
------------------------------           Financial Officer (principal financial
Jeffrey C. Girard                        officer)



/s/ Kim M. Erickson                      Senior Vice President, Finance, and
------------------------------           Treasurer (principal accounting
Kim M. Erickson                          officer)


                                         Director
------------------------------
Herman Cain


/s/ Stephen I. D'Agostino*               Director
------------------------------
Stephen I. D'Agostino


/s/ Lawrence A. DelSanto*                Director
-----------------------------
Lawrence A. DelSanto


/s/ Edwin C. Gage*                       Director
------------------------------
Edwin C. Gage


/s/ Vernon H. Heath*                     Director
------------------------------
Vernon H. Heath


/s/ William A. Hodder*                   Director
------------------------------
William A. Hodder


/s/ Garnett L. Keith, Jr.*               Director
------------------------------
Garnett L. Keith, Jr.


/s/ Richard L. Knowlton*                 Director
------------------------------
Richard L. Knowlton


/s/ Charles M. Lillis*                   Director
------------------------------
Charles M. Lillis


/s/ Harriet Perlmutter*                  Director
------------------------------
Harriet Perlmutter


/s/ Carole F. St. Mark*                  Director
------------------------------
Carole F. St. Mark


/s/ Winston R. Wallin*                   Director
------------------------------
Winston R. Wallin


*Executed this 9th day of April, 1997, on behalf of the indicated Directors by Michael W. Wright, duly appointed Attorney-in-Fact.


   /s/ Michael W. Wright
   ---------------------
   Michael W. Wright
   Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                        Page
-------                                                                        ----

4.1        Restated Articles of Incorporation                             Previously Filed

4.2        Restated Bylaws                                                Previously Filed

4.3        Rights Agreement dated as of April 12, 1989 between            Previously Filed
           the Company and Norwest Bank Minnesota, National
           Association, as Rights Agent

15.1       Letter from Deloitte & Touche LLP regarding
           Unaudited Interim Financial Information                        Filed electronically herewith

23.1       Consent of Deloitte & Touche LLP                               Filed electronically herewith

24.1       Power of Attorney                                              Filed electronically herewith